
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in a real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                       2,225,631
<SECURITIES>                                         0
<RECEIVABLES>                                   94,894
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              10,432,514<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  10,323,318<F2>
<TOTAL-LIABILITY-AND-EQUITY>                10,432,514<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               549,437<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               186,710
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                362,727
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            362,727
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   362,727
<EPS-BASIC>                                     1.07<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include an investment in joint venture of $8,111,989.
<F2>Represents partners' capital.
<F3>Liablities include accounts payable and accrued liabilities of
$109,196.
<F4>Total revenues include equity in earnings of joint venture of $470,468 and interest and other revenue of $78,969.
<F5>Represents net income per Unit of limited partnership interest.

